SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

Current Report Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2002

AMERIQUEST MORTGAGE SECURITIES INC.

(as depositor, Ameriquest Mortgage Company, in its capacity as originator and Master Servicer, U.S. Bank National Association

as Trustee, and Bankers Trust Company of California, N.A., as

Trust Administrator).

AMERIQUEST MORTGAGE SECURITIES INC. AS-BK PS-TH CT SR 2002-1

(Exact name of Registrant as specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

333-77012-01 33-0885129

(Commission File Number) (I.R.S. Employer Identification No.)

1100 TOWN & COUNTRY ROAD, SUITE 1100

ORANGE, CALIFORNIA 92868

(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (714) 564-0660

Item 5. Other Events

Attached hereto is a copy of the Monthly Remittance Statements to the

Certificateholders which was derived from the monthly information submitted by the Master Servicer of the Trust to the Trustee.

Item 7. Financial Statement and Exhibits

Exhibits: (as noted in Item 5 above)

Monthly Remittance Statement to the Certificateholders dated as of

May 28, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of

1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Deutsche Bank National Trust Company,

formerly known as Bankers Trust Company

of California, N.A., not in its

individual capacity, but solely

as a duly authorized agent of the Registrant

pursuant to the Pooling and Servicing

Agreement, dated as of March 1, 2002.

Date: Jan 23, 2003 By: /s/ Katie Wannenmacher

Katie Wannenmacher

Vice President

EXHIBIT INDEX

DOCUMENT

Monthly Remittance Statement to the Certificateholders

dated as of May 28, 2002.

	Ameriquest Mortgage Securities Inc. 2002-1
	Asset Backed Certificates

	May 28, 2002 Distribution

	Contents

		TABLE OF CONTENTS

					Page

		1.	Contents		1
		2.	Certificate Payment Report		2
		3.	Collection Account Report		8
		4.	Credit Enhancement Report		11
		5.	Collateral Report		12
		6.	Delinquency Report		15
		7.	REO Report		18
		8.	Foreclosure Report		19
		9.	Prepayment Report		20
		10.	Prepayment Detail Report		23
		11.	Realized Loss Report		24
		12.	Realized Loss Detail Report		27
		13.	Triggers, Adj. Rate Cert. and Miscellaneous Report		28

			Total Number of Pages		28

		CONTACTS

			Administrator: Valerie M Delgado
			Direct Phone Number: (714)247-6273
			Address: Deutsche Bank
			1761 E. St. Andrew Place, Santa Ana, CA 92705

			Web Site: http://www-apps.gis.deutsche-bank.com/invr
			Factor Information: (800) 735-7777
			Main Phone Number: (714) 247-6000

ISSUANCE INFORMATION

	Seller:	Ameriquest Mtg Sec Inc			Cut-Off Date: March 1, 2002
	Certificate Insurer(s):				Closing Date: March 21, 2002
					First Payment Date: April 25, 2002
	Servicer(s):	Ameriquest Mortgage Corp Master Servicer

					Distribution Date: May 28, 2002
	Underwriter(s):	Salomon Brothers Inc. Underwriter			Record Date: May 27, 2002
					April 30, 2002

				Page 1 of 28		© COPYRIGHT 2002 Deutsche Bank
	Ameriquest Mortgage Securities Inc. 2002-1
	Asset Backed Certificates
	REMIC I
	Certificate Payment Report for May 28, 2002 Distribution